Exhibit 10.6

DATED January 28 2005

ALL ASSETS DEBENTURE

GIVEN BY

Oilgear Towler Limited

IN FAVOUR OF

VENTURE FINANCE PLC

Hammonds
7 Devonshire Square
Cutlers Gardens
London
EC2M 4YH

HAMMONDS SEPT 03

THIS DEBENTURE is made the 28th day of January,  2005 BY THE PARTY DESCRIBED IN SCHEDULE 1 (“the Company”) in favour of VENTURE FINANCE PLC of Sussex House, Perrymount Road, Haywards Heath, West Sussex RH16 1DN (Company Number 2281768) (“VF”).

1.	Covenant To Pay

The Company will pay to VF on demand unless otherwise agreed in writing all monies and liabilities which are now or shall become due, owing or incurred by the Company to VF in any manner actually or contingently, solely or jointly, as principal or surety and whether or not VF shall have been an original party to the relevant transaction together with interest (as well after as before judgement or demand) and all legal, administrative and other charges, costs, expenses and payments incurred by VF in relation to the preparation, negotiation, entry into or performance of this Debenture or in enforcing the security created by it on a full indemnity basis (the “Secured Liabilities”).

2.	Charges

2.1	As continuing security for the payment of the Secured Liabilities, the Company with full title guarantee charges:-

(a)	by way of legal mortgage all freehold and leasehold property vested in the Company at the date of this debenture including that specified in Schedule 2 together with all buildings, structures, fixtures and fittings (including trade and tenant’s fixtures) now or hereafter thereon (“the Legally Mortgaged Property”);

(b)	by way of fixed charge:-

(i)	all future freehold and leasehold property of the Company together with all buildings, structures, fixtures and fittings (including trade and tenant’s fixtures) now or hereafter thereon (“the Equitably Charged Property”);

(ii)	all fixed plant and machinery now or hereafter in, on or attached to the Legally Mortgaged Property and/or the Equitably Charged Property and all spare parts, replacements, modifications for or to the same; and the benefit of all obligations and warranties given by any manufacturer or supplier of the same to or in favour of the Company and the benefit of all maintenance agreements relating thereto entered into between the Company and any third party;

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(iii)	all plant, machinery and equipment and all spare parts, replacements and modifications for or to the same specified in Schedule 3 and the benefit of all obligations and warranties given by any manufacturer or supplier of the same to or in favour of the Company and the benefit of all maintenance agreements relating thereto entered into between the Company and any third party;

(iv)	all plant, machinery and equipment and all spare parts, replacements and modifications for or to the same other than those specified in clauses 2.1(b)(ii) and (iii) now or hereafter owned by the Company and the benefit of all obligations and warranties given by any manufacturer or supplier of the same to or in favour of the Company and the benefit of all maintenance agreements relating thereto entered into between the Company and any third party (but excluding any plant, machinery or equipment forming part of the Company’s stock in trade or work in progress);

(v)	all Debts (as defined in the agreement details of which are set out in Schedule 4 (“the Financing Agreement”)) intended to but which do not for any reason vest absolutely and effectively in VF together with the Related Rights (as defined in the Financing Agreement) to such Debts (the “Non-Vesting Debts”);

(vi)	all present and future book and other debts of the Company, all moneys from time to time standing to the credit of any account of the Company and all other moneys whether arising under contracts or in any other manner due, owing or incurred to the Company (and including any owing by VF to the Company) other than Debts absolutely and effectively vested in or held on trust for VF under the Financing Agreement and Non-Vesting Debts (the “Other Debts”);

(vii)	all the goodwill and uncalled capital of the Company;

(viii)	all stocks, shares, bonds and securities of any kind present and future legally or beneficially owned by the Company and all dividends and other rights relating thereto;

(ix)	all present and future patents, patent applications, trade marks and service marks (whether registered or not), design rights (whether registered or not), copyrights and all other intellectual property rights whatsoever and all rights relating thereto (including, without limitation, by way of licence) legally or beneficially owned by the Company;

(x)	all benefits relating to all present and future contracts and policies of insurance from time to time taken out by or on behalf of the Company

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or (to the extent it has) in which the Company has an interest and all claims and returns of premium relating thereto;

(c)	by way of floating charge the undertaking and all property and assets of the Company present and future including any charged by way of specific charge under clauses 2.1 (a) and (b) if and to the extent that such charges fail as specific charges (“the Floating Charge Property”).

each of which shall hereafter be collectively referred to as the “Charged Property”.

2.2	The provisions of paragraph 14 of Schedule Bl to the Insolvency Act 1986 apply to the floating charge in clause 2.1(c), which shall be enforceable at any time on or after the date on which VF demands the payment or discharge of all or any of the Secured Liabilities pursuant to this Debenture or, if earlier, the date on which:

(a)	VF receives from any person a notice of intention to appoint any person under Schedule Bl of the Insolvency Act 1986 to manage the Company’s affairs, business and property (“Administrator”);

(b)	the Company requests VF to appoint an Administrator or any receiver and/or manager not being an administrative receiver (within the meaning of Section 29(2) Insolvency Act 1986) appointed by VF pursuant to clause 4 (“Receiver”);

(c)	an application is made for the appointment of an Administrator;

(d)	an application is made for an administration order in respect of the Company; or

(e)	an Administrator is appointed in relation to the Company

(the “Enforcement Date”).

2.3	(a)	Without prejudice to clause 2.3 (b) VF may at any time by notice to the Company convert the floating charge created by clause 2.1(c) above into a fixed charge as regards any of the Floating Charge Property specified in such notice.

(b)	The floating charge created by clause 2.1 (c) shall (additionally to the circumstances where this will occur under general law) automatically be converted into a fixed charge: -

(i)	on presentation of a petition to wind up the Company or on an application for an administration order or on the giving of notice of intention to appoint an Administrator (in each case the relevant date being the date of the application notice or notice of intention to appoint respectively) in respect of the Company;

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(ii)	if the Company fails to comply with its obligations under clause 2.4.

2.4	The Company will not without VF’s prior written consent create or purport or attempt to create or permit to subsist any mortgage or fixed or floating charge, pledge, lien, assignment or other encumbrance or security (save a lien arising by operation of law in the ordinary course of business) upon the Charged Property nor sell, transfer, lease, licence, part with possession dispose of or grant any interest in or relating to all or any part of the Charged Property save that the Floating Charge Property may be disposed of by way of sale at full value in the ordinary course of business as now carried on and the plant, machinery and equipment charged by clauses 2.1(b) (ii) (iii) and (iv) may be replaced, modified repaired or maintained as specified in clause 3.1(a).

3.	Company’s Obligations

3.1	The Company agrees that it will:-

(a)	not sell, transfer, lease, licence, part with possession or dispose of or grant any interest in or relating to all or any part of the Charged Property without the prior written consent of VF save as authorised under clause 2.4 and save that it may dispose of and/or part with possession of any plant, machinery and equipment specified in clauses 2.1(b)(ii), (iii) and (iv) for the sole purpose of immediate replacement, modification, repair and/or maintenance;

(b)	during the continuance of this Debenture:-

(i)	pay into a current account or a separate designated account (as VF may require) with the bank specified in Schedule 5 or such other bank as VF may from time to time specify (“the Bank”) all moneys which it may receive in respect of the Other Debts hereby charged and (subject to any rights of the Bank in respect thereof) pay or otherwise deal with such moneys standing in such account in accordance with any directions from time to time given in writing by VF;

(ii)	if called upon to do so by VF execute a legal assignment of such Other Debts to VF in such terms as VF may require and give notice thereof to the debtors from whom those debts are owing or incurred and take such other steps as VF may require to perfect such legal assignment;

(iii)	deal with such Other Debts in accordance with any directions from time to time given in writing by VF (subject to any rights of the Bank in respect thereof) and in default of and subject to any such directions deal with the same only in the ordinary course of getting in and realising the same (but not sell, assign, factor or discount the same in any way);

(iv)	permit the Bank to furnish directly to VF from time to time upon request full statements and particulars of all the Company’s accounts

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with the Bank and such other financial statements and other information respecting the assets and liabilities of the Company as are from time to time available to the Bank;

(v)	only deal with Non-Vesting Debts as if they were Debts and their Related Rights purchased by VF under the Financing Agreement and in particular will not bank or deal with any payments (by whatever method) in respect of the Non-Vesting Debts except by dealing with them in accordance with the Financing Agreement;

(vi)	after crystallisation of the floating charge (if any) created pursuant to clause 2.1(c) into a fixed charge not, except as permitted by VF, withdraw any credit balance representing payments relating to Other Debts from any of the Company’s bank accounts;

(c)	conduct and carry on its business, and procure that each of its Subsidiaries (taking the meaning given to it in Section 736 of the Companies Act 1985) conducts and carries on its business so that its centre of main interest for the purposes of Council Regulations (EC) No 1346/2000 of 29 May 2000 on Insolvency Proceedings including, but not limited to, its headquarter functions is located at all times within England and Wales and not move its centre of main interest to any other jurisdiction without the prior written consent of VF at VF’s sole discretion or otherwise reduce in or divert from England and Wales the substantive management and control of its business or any of its properties.

(d)	punctually pay all outgoings relating to the Charged Property and produce receipts therefor to VF on request and comply with all laws concerning the Charged Property and every notice, order, direction, licence, consent or permission lawfully made or given in respect of it or any part thereof;

(e)	subject to the rights of any prior mortgagee deposit with VF all deeds and documents of title relating to the Charged Property or any part thereof;

(f)	without prejudice to clauses 2.4 and 3.1(a) not pull down, remove, redevelop or materially alter the whole or any part of the Charged Property and keep the Charged Property in good repair and condition and allow VF free access at all reasonable times to view the state and condition of the Charged Property (though without VF being deemed thereby to be a mortgagee in possession);

(g)	not exercise the powers of leasing or accepting surrenders of leases conferred by Sections 99 and 100 of the Law of Property Act 1925(“the LPA”) or any other powers of leasing or accepting surrenders of leases without VF’s prior written consent;

(h)	insure and keep insured those parts of the Charged Property as are of an insurable nature with such insurer and against such risks as VF shall require to their full insurable value with VF’s interest noted on each policy, produce to

HAMMONDS SEPT 03

VF the receipts for each current premium on demand and apply any insurance proceeds in making good the relevant loss or damage or, at VF’s option, in or towards discharge of the Secured Liabilities;

(i)	it shall have, maintain and comply with all permits, licences or other approvals required by all laws, directions and regulations and all codes of practice, circulars and guidance notes issued by any competent authority or agency concerning the protection of the environment (which shall include air, water and land) or human health (each an “Environmental Law”) needed for its use or occupation of the Charged Property (or any part thereof) or for the conduct of any business it is engaged in from time to time and shall not do or permit to be done any act or omission which could result in any liability being imposed on the Securityholder under any applicable Environmental Law;

(j)	it shall forthwith on demand pay for an environmental audit of such type as the Securityholder shall specify in relation to the Charged Assets and, in any event, shall permit the Securityholder, its agents, employees, and any firm of environmental consultants engaged by it, to have full access to all its properties, assets, books and records for the purpose of carrying out any such environmental audit;

(k)	without prejudice to clause 3.l(a) not sell, transfer, lease, licence, part with possession or dispose of or grant any interest in or relating to its goodwill including diverting or encouraging the diversion of any sales following orders from customers to any of its subsidiaries or its holding company (as defined in section 736 of the Companies Act 1985) or any of its associates (as defined in section 435 of the Insolvency Act 1986) or any other party.

3.2	The Company hereby warrants that it is not in breach of, and has not incurred or become subject to, any civil or criminal liability under any Environmental Laws or the terms of any Environmental Licence and that it has not done or omitted to do anything which could impose any liability on the Securityholder under any applicable Environmental Law.

3.3	If the Company fails to carry out any of its obligations under clause 3.1 VF may do so (though without being deemed thereby to be a mortgagee in possession) and may recover any payments made by it relating thereto from the Company on demand until which time such payments shall form part of the Secured Liabilities.

4.	Enforcement

4.1	The powers and remedies conferred on mortgagees by Section 101 of the LPA shall apply to this Debenture but without the restrictions imposed by Section 103 of the LPA and the statutory powers of leasing conferred on VF shall be extended so as to authorise VF to lease and make arrangements for leases at a premium or otherwise accept surrenders of leases and grant options as VF shall think expedient and without

HAMMONDS SEPT 03

the need to observe any of the provisions of Sections 99 and 101 of the LPA. VF may exercise all powers, authorities and discretions conferred expressly or by implication on any receiver under this Debenture or by statute or common law.

4.2	At any time after the breach by the Company of any of its obligations under this Debenture or any other agreement with VF (including without limitation, the Financing Agreement) or if the Financing Agreement becomes terminable by VF or after request by the Company or on or after the Enforcement Date, VF may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any person to be a Receiver of such part of the Charged Property not being the whole or substantially the whole of the Company’s property, as VF may specify (the “Receivership Assets”). Any such appointment may be made subject to such qualifications, limitations and/or exceptions (either generally or in relation to specific assets or classes of asset) as may be specified in the instrument effecting the appointment. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that VF may specify to the contrary in the appointment. VF may remove any Receiver so appointed and appoint another in his place.

4.3	A Receiver shall be the agent of the Company in respect of which he is appointed and the Company shall be solely responsible for his acts or defaults and for his remuneration.

4.4	A Receiver shall have the power to do or omit to do on behalf of the Company anything which the Company itself could do or omit to do if the Receiver had not been appointed, notwithstanding the liquidation of the Company. In particular (but without limitation) a Receiver shall have power to:

(a)	take possession of, collect and get in the Receivership Assets and, for that purpose, to take such proceedings as may seem to him expedient;

(b)	sell or otherwise dispose of the Receivership Assets by public auction or private auction or private contract or, in Scotland, to sell, feu, hire out or otherwise dispose of the Receivership Assets by public roup or private bargain;

(c)	raise or borrow money and grant security therefor over the Receivership Assets;

(d)	appoint a solicitor or accountant or other professionally qualified person to assist him in the performance of his functions;

(e)	bring or defend any action or other legal proceedings in the name and on behalf of the Company;

(f)	refer to arbitration any question affecting the Company;

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(g)	effect and maintain insurances in respect of the business and properties of the Company;

(h)	use the Company’s seal;

(i)	do all acts and to execute in the name and on behalf of the Company any deed, receipt or other document;

(j)	draw, accept, make and endorse any bill of exchange or promissory note in the name and on behalf of the Company;

(k)	appoint any agent to do any business which he is unable to do himself or which can more conveniently be done by an agent and power to employ and dismiss employees;

(l)	do all such things (including the carrying out of works) as may be necessary for the realisation of the Receivership Assets;

(m)	make any payment which is necessary or incidental to the performance of his functions;

(n)	carry on the business of the Company;

(o)	establish Subsidiaries of the Company;

(p)	transfer to Subsidiaries of the Company the whole or any part of the business or Receivership Assets;

(q)	grant or accept a surrender of a lease or tenancy of any of the Receivership Assets, and to take a lease or tenancy of any properties required or convenient for the business of the Company;

(r)	make any arrangement or compromise on behalf of the Company in respect of the Receivership Assets;

(s)	call up any uncalled capital of the Company;

(t)	rank and claim in the bankruptcy, insolvency, sequestration or liquidation of any person indebted to the Company and to receiver dividends, and to accede to trust deeds for the creditors of any such person.

He shall also have all powers from time to time conferred on receivers by statute without, in the case of powers conferred by the Law of Property Act 1925, the restrictions contained in Section 103 of that Act.

4.5	VF may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon

HAMMONDS SEPT 03

the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

4.6	All monies received under the powers conferred by this Debenture shall, subject to repayment, so far as required, of any claim having priority to this Debenture, be paid or applied in the following order of priority: -

(a)	in satisfaction of all costs, charges and expenses incurred and payments made by VF or the Receiver and of the remuneration of the Receiver;

(b)	in or towards satisfaction of the Secured Liabilities in such order as VF may at its discretion require;

(c)	as to any surplus (if any) to the person or persons entitled thereto.

5.	Further Assurance & Power of Attorney

5.1	Upon request by VF the Company will at the Company’s cost immediately sign, seal, execute, deliver and perfect all deeds and instruments and do all such other acts and things as VF or any receiver appointed hereunder may require in order to perfect or enforce the security created by this Debenture or to use the powers given to each of them in this Debenture.

5.2	The Company by way of security hereby irrevocably appoints VF and any Receiver severally to be its attorney and in its name and on its behalf:

(a)	to execute and complete any documents or instruments which VF or such Receiver may require for perfecting the title of VF to the Charged property or for vesting the same in VF, its nominees or any purchaser;

(b)	to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 5.1; and

(c)	otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on VF or a Receiver under this Debenture or which may be deemed expedient by VF or a Receiver in connection with any disposition, realisation or getting in by VF or such Receiver of the Receivership Assets or in connection with any other exercise of any power under this Debenture and including, but not limited to a power in favour of any Receiver to dispose for value of any of the assets of the Company over which such Receiver may not have been appointed and which are located at real property over which he has been appointed, without being liable for any losses suffered by the Company.

6.   Consolidation

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The restrictions on the right of consolidating mortgages contained in Section 93 of the LPA shall not apply to this Debenture.

7.	Notice of Subsequent Interests

If VF receives notice of any subsequent mortgage, charge, assignment, security or other interest affecting the Charged Property VF may open a new account or accounts with the Company. If VF does not open a new account it shall nevertheless be treated as if it had done so at the time when it received notice and as from that time all payments made by the Company to VF shall be credited or treated as having been credited to a new account and shall not operate to reduce the amount secured by this Debenture when VF received such notice.

8.	Additional Security

This Debenture is in addition to and shall not merge or otherwise prejudice or affect any other right or remedy of VF or any assignment, bill, note, guarantee, mortgage or other security now or in the future held by or available to VF (whether created by VF or a third party) in favour of VF in respect of the Secured Liabilities.

9.	Currency Indemnity

VF or any receiver appointed by it may, in their absolute discretion, convert any onies received, recovered or realised under this Debenture from their then existing currency into such other currency as VF or such receiver may think fit and any such conversion shall be effected at VF’s bankers then prevailing spot selling rate of exchange for such other currency against the existing currency.

10.	H M Land Registry

The Company certifies that this Debenture does not contravene its Memorandum and Articles of Association and has been executed in accordance therewith and hereby applies to the Chief Land Registrar for a restriction to be entered on the Company’s title to any registered land forming part of the Charged Property in the following terms:

“Except under an order of the Registrar no disposition or dealing by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the Charge dated [ ] in favour of Venture Finance Plc”

11.	Suspense Account and Set-Off

11.1	VF may at any time and without prior notice to the Company forthwith transfer all or any part of any balance standing to the credit of any account of the Company with it to any other account of the Company with it or combine or consolidate the Company’s accounts with, and liabilities to, it or set-off any liabilities in or towards satisfaction of any of the Secured Liabilities.

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11.2	VF or any receiver appointed by it may at its discretion credit all or any monies received by it under or in relation to this Debenture to a suspense account and hold such monies on such account for such period as either thinks fit pending its application in or towards discharge of the Secured Liabilities.

12.	Transfers & Disclosures

The rights and obligations of VF under this Debenture are transferable by VF and references in this Debenture to VF shall include its successors and transferees. The Company may not assign, transfer or make any declaration of trust of any of its rights or obligations under this Debenture. VF may disclose any information about the Company to any person to whom it is proposing to transfer or has transferred this Debenture.

13.	Miscellaneous

13.1	No delay or omission on the part of VF in exercising any right or remedy under this Debenture shall impair that right or remedy or operate as or be taken to be a waiver of it. Any single, partial or defective exercise of any such right or remedy shall not prevent the further exercise of that or any other right or remedy.

13.2	VF’s rights under this Debenture are cumulative and are not exclusive of any rights provided by law.

13.3	Any waiver by VF of any term of this Debenture or any consent or approval given by VF under it shall only be effective if given in writing and then only for the purpose stated and subject to any terms and conditions imposed by VF.

13.4	If at any time any one or more of the provisions of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction the legality, validity or enforceability of the remaining provisions of this Debenture shall not in any way be affected or impaired as a result.

13.5	Any certificate signed by a director or other authorised officer of VF as to the amount of the Secured Liabilities at the date of such certificate shall, in the absence of manifest error, be conclusive evidence of such amount and a binding obligation of the Company.

13.6	All references in this Debenture to any statute shall be deemed to include reference to any modification or re-enactment thereof for the time being in force and all references to clauses and schedules are to those in this Debenture.

13.7	The meaning of general words introduced by the word “other” is not to be limited by reference to any preceding words.

13.8	The paper on which this Debenture is written is and at all times remains the property of VF even after the discharge of this Debenture.

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14.	Notice

Any notice to or demand upon the Company under this Debenture shall be treated as being properly served upon it if it is personally handed to one of its directors or to the Company Secretary or if it is delivered or sent by letter to the Company at its registered office or its principal place of business or is sent by facsimile . Such notice or demand shall be deemed served: -

(a)	if personally handed to one of the company’s directors or to the Company Secretary, when handed over;

(b)	if sent by first class post on any day, at 10.00 am on the next day (or if the next day is a Saturday, Sunday or any date upon which no delivery of letters is made then at 10.00 am on the next day on which letters are delivered);

(c)	if sent by facsimile, at the time of despatch (whether or not actually received).

15.	Jurisdiction

This Debenture shall be governed by and interpreted in accordance with the laws of England and the Company hereby submits to the non-exclusive jurisdiction of the English Courts in connection with any matter arising under it.

IN WITNESS whereof the parties have executed this Deed on the date shown on page one.

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SCHEDULE 1

Company Name:	Oilgear Towler Limited

Company No:	00565938

Registered Office:	Electraulic Works
Oaklands Road
Rodley
Leeds
West Yorkshire
LS13 1LG

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SCHEDULE 2

[Freehold and Leasehold Property Details]

1.	Registered Land

	London and District Borough/County	Title Numbers
Description

2.	Unregistered Land

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SCHEDULE 3

[Plant and Machinery Details]

DEPARTMENT EVALUATION SUMMARY
The Oilgear Company
Towler LTD.
Oaklands Road
Leeds, United Kingdom

Saw Shed

575 1- Missler Model DEB280 Horizontal Band Saw, S/N 14122, (1988); with Compucut Controls; Coolant Filtration System; and Roller Conveyor Bar Feed

576 1- Missler Model DEB280 Horizontal Band Saw, S/N 19172, (1989); with Compucut Controls; Coolant Filtration System; and Roller Conveyor Bar Feed

577 1- Alpha Midsaw-Type Horizontal Band Saw, S/N E8392; with Roller Conveyor Bar Feed

578 1- Lot of Minor Machine Shop Equipment, To Include: Pressure Test Rig; RJH Bandfacer; Lifting Equipment; Trade Furnishing; and Fittings

Bar Storage

579 1- Lot of Machine Shop Equipment, To Include: (1) Pratt & Whitney Model B 6" Stroke Slotting Machine, S/N 386

(1) Kendall & Gent Hydraulic Horizontal Broaching Machine, S/N 631160

(-) Trade Furnishings and Fittings

Low Bay Machine Shop

580 1- Snow Vertical Spindle Rotary Surface Grinder, Asset #14C; 1,000 rpm Spindle Speed; with 60" x 16" Magnetic Chuck, S/N 8000, (1979); (2) Fume Extraction Systems; Hydraulic Power Pack; and wCoolant Filtration System

581 1- Blanchard Vertical Spindle Rotary Surface Grinder, S/N 13122, Asset #14B, (1969); 1,435 rpm External Motor; with 16"D Magnetic Chuck, S/N 13122, (1969); and Coolant Filtration System

582 1- Elliott Model 1018 Surface Grinder, Asset #14G; with 18" x 10" Magnetic Chuck, S/N 103367182; Diaform Wheel Forming Attachment, S/N 2699/5/2, (1976); and Coolant Filtration System

583 1- Cincinnati Centerless Wheel Grinder, S/N 2M8H5VE/7, Asset #13A, (1969); 1,240 rpm External Motor; with Hydrocyclone Coolant Filtration System

584 1- Jones & Shipman Model 1052 Cylindrical Grinder, S/N BO 91782, Asset #11B, (1976); 1,200/1,470 rpm; with Darenth Coolant Filtration System

585 1- Jones & Shipman Model 1051 Cylindrical Grinder, S/N BO 79823, Asset #11B, (1976); 1,470 rpm External Motor, 23,150 rpm Internal Motor

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586 1- Matrix Cylindrical Grinder, Asset #11C; with 1,790 rpm External Motor; 30,000 rpm Internal Motor; Darenth Coolant Filtration System; and Marposs Dual Gauge Sizer

587 1- Harrison Model M300 Center Lathe; 13" Swing x 25" Between Centers

588 1- Kummer Freres Model Type K20 Twin-Head Slipper Turning Machine, S/N 8089, Asset #13K, (1977)

589 1- Ward Model No. 3DS Capstan Lathe, S/N WRC 480, Asset #3B; with Coolant Filtration System

590 1- Harrison Model M350 Center Lathe; 16" Swing x 40" Between Centers; with Hepworth Hydraulic Copying Attachment; Coolant Filtration System; and Acu-Rite Digital Readout

591 1- Harrison Model M300 Center Lathe, Asset #1B; 13" Swing x 25" Between Centers; with Hepworth Hydraulic Copying Attachment; and Coolant Filtration System

592 1- Boehringer Model VDF Type E560 Center Lathe, S/N 2477-07, Asset #2F, (1975); with Hydraulic Copying Attachment; and Coolant Filtration System

593 1- Herbert Model 9C-30 Combination Turret Lathe, Asset #3E; with Coolant Filtration System

594 1- Ward Model No. 7D Combination Turret Lathe, Asset #3D; with Coolant Filtration System

595 1- Voest-Alpine/Weipert Model WNC 500 S CNC Turning and Machining Center, S/N 0850 4601, Asset #3V, (1986); with Kelch Type ATC-E15/40S Automatic Tool Changer; Siemens Model Sinumerik System 8 Controls; Kuikka
Guards; and Knoll Type 225 S-2 Swarf Extraction System, S/N 80.8947

596 1- SMT-Pullmax Model Swedturn 10 CNC Turning Center, S/N 28-530646-32, Asset #3S, (1977); 1,500 rpm, 250mm Swing x 1,000mm Between Centers; with SMT Model CNC220 Controls; and Samefa Coolant Filtration/Swarf
Extraction System, S/N 1-40190, (1978)

597 1- Haas Model VF-2 CNC Vertical Machining Center, S/N 11526, Asset #6F, (1997); 15 hp High Torque, 710 rpm Brushless Servos, 762mm x 406mm x 508mm; with Haas CNC Controls; Coolant Filtration System; and
Compressed Air Booster Unit

598 1- Mazak Model Slant Turn 35-ATC m/c CNC Slant Bed Lathe, S/N 75672, Asset #3Y, (1988); 3,000 rpm Spindle Speed; with Multifeed Model MLI Short Magazine CNC

Bar Feed, S/N 003741, (1999); Mazatrol Model CAM T-3 CNC Controls; Tsubakimoto-Mayfran Type 160V9ST-DN Chip Tote Swarf Conveyor, S/N MF860754; and Kitigawa Chuck

599 1- Mazak Model Super Quick Turn 250M CNC Slant Bed Lathe, S/N 320140397, Asset #3M, (1998); 4,000 rpm Spindle Speed, 300mm Machine Diameter; with Multifeed Model MLI Short Magazine CNC Bar Feed, S/N 003552,
(1998); Mazatrol Model T-Plus CNC Controls; and FSE Coolant Filtration/Swarf Extraction System, S/N 12330.98

600 1- Asquith Model ODI Elevating Arm Radial Drill, S/N 11560, Asset #14C, (1956); 1,220 rpm Maximum Spindle Speed, 4'6" Radius; with T-Slot Box Table; Drill Check Attachment; and Coolant System

601 1- Pollard Model 15EX 4-Spindle Pillar Drill, S/N 23553D, Asset #5A, (1967); 1,465 rpm; with Elevating Table, 48" x 15"

HAMMONDS SEPT 03

602 1- Churchill Model S815.5A Vertical Rigid Gear Hobber, S/N 10360.64.12, Asset #8A, (1964); with Electraulic Type 632-001 Work Clamp

603 1- FOP Model Type FNB-26 Vertical Milling Machine, S/N 320, Asset #10A, (1965)

604 1- SMT Aberie Universal Milling Machine, Asset #10D.2; with 1,050mm x 260mm Table; and Inclined Sliding Head

605 1- Parkson Model No. 2N Horizontal Milling Machine, S/N 73184R91, Asset #10D, (1973); 2,000 rpm; with Vertical Milling Attachment

606 1- Parkson Model No. 2N Horizontal Milling Machine, S/N 73383, Asset #10D, (1973); 1,500 rpm

607 1- Sundstrand Model C2 Rigidmil Horizontal Milling Machine, S/N 5041; with Traversing Worktable, 78" x14"

608 1- Jones & Shipman Model 540 Surface Grinder, S/N 64796, (1968); 3,000 rpm Spindle Speed; with 18" x 6" Magnetic Chuck; and Coolant System

609 1- Clarkson Tool & Cutter Grinder, S/N 9854; 12" x 6" Capacity, 3,600 rpm External Motor

610 1- Brierley Tool Grinder; with Dust Collector 200

611 1- Abwood Double-Ended Wet Tool Grinder, S/N 539; 2,500 rpm; with Coolant System

612 1- Cincinnati Milacron Model No 2 Tool & Cutter Grinder, S/N CG 2MT 30545; 6,350 rpm; with Spenstead Dust Collector

613 1- Cincinnati Milacron Model No. 2 TCG Tool & Cutter Grinder, S/N CK7108-1, (1971)

614 1- Jones & Shipman Model 1305 Cylindrical Grinder; 10” Swing x 40” Between Centers, 2,300 rpm External Motor, 22,000 rpm Internal Motor; with Coolant Filtration System

615 1- Herbert Hunt Model DG 100 Tool Grinder, S/N 8104, (1978); with Bar Feed Attachment; and Coolant System

616 1- Hilger Universal Measuring Projector, S/N TT777.4/480

617 1- Electro-Arc Model 2SE Metal Disintegrator Spark Erosion Tap Extractor, S/N 6582

618 1- Lot of Factory and Support Equipment, To Include: Stedall Diamond Tool Lapper; Bench- Mounted Bandfacer; Vanco Bench-Mounted Belt Linishers; J&S Arbor Press; Bench-Mounted Buffer; Jones & Shipman Cone Center
Lapping Machine; Mylap 2-Section Roller Lapping Machine; Double-Ended Grinder, with Stand; Hydraulic Press; Double-Ended Pedestal Grinder; (2) Herbert Model B Pin Drills; Inspection and Quality Control Equipment;
Lifting Equipment; and Trade Furnishings and Fittings

Works Offices

619 1- Lot of Office Furniture and Business Machines, To Include: (10) Computers; (2) Printers; Canon Model IR3500 Document Centre; Facsimile Machine; and Office Furniture; (Located In Open Plan Office And (1) Private
Office)

HAMMONDS SEPT 03

Heat Treatment

620 1- Lot of Heat Treating Equipment, To Include: (1) Wild Barfield Model GC 1632 Electric Sealed Nitriding Furnace, S/N AF 5116N; 1,000°C(1) Sfeat-Kasnit Type MR3 Electric Annealing Furnace, S/N Z1944; 10 kW (1) Kasenit Gas-Fired Annealing Furnace, S/N 24894 (2) Electric Pre-Heating Furnaces; 24"D Internal
Motor (1) Roto Finish Water Tank (1) Barlow Whitney Electric Oil Tempering Tank (-) Lifting Equipment (-) Trade Furnishings and Fittings

High Bay Machine Shop

621 1- WMW Union Model BFT 80/2 Horizontal Boring Machine, Asset #7B; 1,600mm X-, 1,000mm Y-, and 1,850mm Zaxis Travel, 1,120mm x 1,000mm Table; with Thorn Automation Digital Readout

622 1- Cincinnati Milacron Model T10 CNC Horizontal Machining Center, S/N 7010D03 85 0011, Asset #7K, (1985); with Acramatic Model 900 Controls; 128-Position Automatic Tool Changer; 8- Position Rotary Indexing Table; and
Swarf Extraction System

625 1- Shibaura/Toshiba Model BMC 125W CNC Dual-Table Horizontal Machining Center, S/N 143411, Asset #7L, (1985); with Tosnuc Controls; 60-Position Automatic Tool Changer; (2) Traversing Worktables, 1,250mm x
1,250mm; Enomoto Coolant Filtration and Swarf Extraction System; Hydra-Jet Filtration Unit; (2) Hydraulic Power Packs; and Daikin Oil Temperature Controller

626 1- LK Vector Model G80 Coordinate Measuring Machine, S/N G8110, (1980); 8' x 5' Granite Table; with Renishaw Model PH5 Probe Computer; and Printer

627 1- De Vlieg/Gildemeister Model Type EGS-2040-002 Optical Toolsetting Gauge, S/N 68-11-588, (1987); with Haidenhain 2-Axis Digital Readout; Printer; and Stand

628 1- Marbaix Model 77AS Metal Disintegrator Spark ErosionTap Extractor, S/N 7-7117

629 1- Lot of Machine Cutting Tools

630 1- Lot of Lifting Equipment

631 1- Lot of Trade Furnishings and Fittings

Test Bay

632 1- Lot of Test Bay Equipment, To Include: (1) Universal Valve Test Rig; with Pumps; Valves; Piping; and Controls (1) Universal Pump Test Rig; with Motors; Valves; Piping; and Controls (1) Special Purpose Hydraulic Motor Test Rig; with
Valves; Piping; and Controls (4) Pump Test Rigs; Each with Motor; Valves; Piping; and Controls (1) Special Purpose Flow and Pressure Test Rig; with
Pumps; Valves; Piping; and Controls (1) Universal Valves and Hydraulic Motors Test Rig; with Motors;
Valves; Piping; and Controls (1) Centralized Fluid Pumping Installation; Serving Test Bays; with Centrifugal Filter System;
Enclosed Steel Tanks; Pumps; Valves; Piping; and Controls

634 1- Lot of Trade Furnishings and Fittings

635 1- Lot of Test Bay Equipment, To Include: (1) Universal Valves and Hydraulic Motors Test Rig; with Motors; Pumps; Valves; Piping; and Controls

HAMMONDS SEPT 03

(1) Portable Universal Valves and Hydraulic Motors Test Rig; with Motorized Pump; Oil Tank; Valves; Piping; and Controls (1) Hydraulic “D” Pump Test Rig; with Motors; Pump; Valves; Piping; and Controls

636 1- Lot of Lifting Equipment, To Include: Demag 5,000-kg Pendant-Controlled Electric Overhead Traveling Crane, 20’ Span, 60’ Travel, with (2) Runway Rails, 60’L, and Supports

637 1- Lot of Test Bay Equipment, To Include: (1) Special Purpose Large Hydraulic Pump Test Rig; with Motor; Valves; Piping; and Controls (1) Special Purpose Small Hydraulic Pump Test Rig; with Motor; Valves; Piping; and Controls

Development Test Bay

638 1- Lot of Development Test Bay Equipment, To Include: (1) Concrete Block Built Soundproof Test Chamber; with Hydraulic Pump Test Rig, with Motor, Valves, Piping, and Controls (6) Hydraulic Pump Test Rig; with Motors; Pump;
Tank; Valves; Piping; and Controls (1) General Purpose Fatigue Test Rig; with Motors; Pump; Valves; Piping; and Controls (1) Hydraulic Pump Test Rig; with Motors; Pump; Tank; Valves; Piping; and Controls (5) Special Fluid Hydraulic Pump Test Rigs; Each with Motor; Tank; Valves; Piping; and Controls
(1) Centralized Fluid Pumping Installation Serving Test Bay; with Heenan Marley Single-Fan Water Cooler, Order Number KA-10160; Tanks; Pumps; Valves; Piping; and Controls

639 1- Lot of Laboratory Equipment, To Include: Test Blocks; Micro Movements Model M12-150A Tester; Ultraviolet Recorder; Step Counter; Power Supply; etc.

640 1- Lot of Lifting Equipment, To Include: Abacus 5-Ton Pendant-Controlled Electric Overhead Traveling Crane, 18' Span x 75' Travel, with (2) Runway Rails, 75'L

641 1- Lot of Trade Furnishings and Fittings

642 1- Lot of Factory and Support Equipment, To Include: (3) Universal Test Beds, Each with Valves, Piping, and Controls; (2) Hydraulic Pumping Sets, Serving Test Beds, Each with Tank, Motors, Pumps, Valves, and Piping

643 1- Lot of Trade Furnishing and Fittings

Assembly Area

644 1- Lot of Minor Machine Shop Equipment, To Include: (1) Double Column Counterbalanced Hydraulic Press (1) Edwards Arbor Press (1) North Fly Press
(1) Denison Mandrel Press (1) Apex Computer-Controlled Engraving Machine
(1) Bench Drill (1) Double-Column Hydraulic Press (1) RJH Double-Ended Polisher (1) Progress Model No.1 Bench Drill (2) Degreasing Baths (1) Jones & Shipman Arbor Press (1) Double-Ended Bench Grinder (1) Anglia Power Bend Model CB 76 Pipe Bender, S/N C233.8.96 (1) Mec Brown Model 77 Cut-Off Saw
(1) Wespa Horizontal Band Saw (1) Joshua Heap Radial Pipe Threading Machine, S/N 5105 UB (1) Aqua/Pneumatic Cleaning Bath; with Fume
Extraction System (1) Bode Rotary Table Welding Positioner (1) Murex Model Transarc DC400 Welder (1) Migatronic Model HFP201 Welder (1) Defuma Fume Eliminator (1) Fel-Electric Crack Detector, S/N 184/2466 (2) Errington X-Ray Film Processing Cabins; Each with Philips X-Ray Unit; Wallac Geiger Counter;

Development Unit; and Film Dryer (-) Lifting Equipment (1) Trade Furnishings and Fittings

645 1- Lot of Trade Furnishings and Fittings

Print Room

HAMMONDS SEPT 03

646 1- Lot of Printing Machines, To Include: (2) 3M Enlarging Machines; Microfiche Viewer; Cabinets; and Readers

Dispatch Bay

647 1- Lot of Minor Machine Shop Equipment, To Include: (1) Wadkin Bursgren Model 12AGS Circular Saw Bench, S/N 65989; with DeWalt Mobile Dust
Extractor (1) Hilmor Model Type RH3 Hydraulic Pipe Bender, S/N 3213
(1) Pollard Corona Model 130/A Pillar Drill, S/N 26634E; 2,920 rpm Spindle Speed (1) Instapak Model 808 Polyurethane Packing System; with Drum Pumps
(1) Salter Digital Scale; with Remote Plate (1) Avery Model Type 3207 ABA Sliding Weight Scale (1) RJH Bandfacer (1) Vanco Bench-Mounted Belt Linisher
(1) Middleton 10-Ton Electric Overhead Traveling Crane

648 1- Lot of Trade Furnishings, Fittings, and Computer Equipment

Cleaning Bay

649 1- Abrasive Developments Model Autoflow Vaqua Blast Cleaning Cabinet, S/N 4749

650 1- Lot of Lifting Equipment, Trade Furnishings, and Fittings

Blast Cleaning Room

651 1- Grayson Bead Blast Cleaning Cabinet

Cleaning Bay

652 1- Lot of Cleaning Equipment, To Include: (1) Turbex Type 1100 Rotary Parts Washer, S/N 862298 (1) Controlled Equipment Electrically Heated Crocell
Tank (1) Allied Chemicals Degreaser; with 24" x 24" Tank (1) Degreasing Bath
(1) Amity Leksol Degreasing Bath; with Fume Extraction

Honing and Lapping

653 1- Delapena Model VHM3C Vertical Honing Machine, S/N 184; 550 rpm Spindle Speed; with Coolant System

654 1- Jones & Shipman Model 761 Vertical Honing Machine, S/N 122; with MSE Coolant System; Hydraulic Power Pack; and 24" x 18" Table

655 1- Raybrook Model 350 Horizontal Precision Honing Machine, S/N 69/4

656 2- Delapena Bench-Mounted Honing Machines Each Value:

657 1- Flexibox Planetary Lapping Machine; with 40"D Table; and 3"W x 18"D Sleeves

658 1- Lot of Trade Furnishings and Fittings

Compressed Air Equipment

659 1- Lot of Compressed Air Equipment, To Include: (1) Fluidair Rotapak Model RP4 135 Packaged Air Compressor Set, SN 40326; 100 psi/7-Bar (1) Fluidair Rotapak Model 105 RP105L23 Packaged Compressor Set, S/N 18829; 115 psi/8-Bar (1) Hiross Model MDA 09A Refrigerated Air Dryer (1) Gardner-Denver Model GDW-10 Oil/Water Separator; with Vertical Air Receiver

HAMMONDS SEPT 03

Electrical Department

660 1- Lot of Minor Workshop Equipment, To Include: Strands Pillar Drill; Startrite Mercury Pillar Drill; Mec Brown Model 77 Cut-Off Saw; Bench Shears; Darling Pantograph Engraver; and Trade Furnishings and Fittings

Main Office

661 1- Lot of Office Furniture and Business Machines, To Include: (4) Servers; (7) Hubs; (2) Routers; Switch; Castelle Model Faxpress 3500 Fax Server; Watchguard Model Firebox 700 Firewall and VPN Security Appliance;
IBM Line Printer; Plotter; (3) Minor Printers; Brother Model M 4318 Printer; (40) Personal Computers; Telephone System; OCE Model 3000 Scanner; OCE Model TDS400 Plotter; Canon Model IR 3300 Document Centre; Canon Model IRC 2105 Document Centre; and Office Furniture, To Include: Desks, Cupboards, Filing Cabinets, Chairs, Racks, etc.

Standby Generator House

662 1- Standby Generator, To Include: Lister Blackstone Type ER6 Diesel Engine, S/N ER6LR 64A; and Brush Generator, S/N 576293, (1973), 291.25 kva;

Rolling Stock

663 1- TCM Model FCG25N6 4,600-Lb. Capacity LP Gas Lift Truck, S/N 48803765; 189" Maximum Lift

664 1- Caterpillar Model T50 5,000-Lb. Capacity LP Gas Lift Truck, S/N 7N242; 144" Maximum Lift

665 1- Conveyancer Model TC6PCSS 6,000-Lb. Capacity LP Gas Lift Truck, S/N 34820042

666 1- Conveyancer 6,000-Lb. Capacity LP Gas Lift Truck

667 1- Lansing Bagnall Model FRER3'30'24'TL'TM 3,000-Lb. Capacity Electric Stacker Reach Truck, S/N 6100904; 174' Maximum Lift

Throughout Plant

668 1- Lot of Miscellaneous Multi-Department Equipment, To Include:
(1) Chemical Store & Laboratory Equipment and Furnishings (1) Spray Shop Furnishings and Fittings
(1) Inspection Area Equipment and Furnishings
(1) Stores Department Racking and Equipment (1) Standards Room Equipment
(1) Quality Control Equipment and Furnishings (1) Goods Inward Equipment and Furnishings (1) Maintenance Department Equipment (1) Electronics Laboratory Equipment (1) Canteen Equipment and Furnishings (1) First Aid Room and Offices Equipment (1) Open Yards Equipment and Furnishings

HAMMONDS SEPT 03

SCHEDULE 4

[Financing Agreement Details]

The Agreement for the Purchase of Debts entered into between the Company and VF having a Commencement Date of January 28 2005

The Plant & Machinery Loan Agreement entered into between the Company and VF dated January 28 2005

The Stock Loan Agreement entered into between the Company and VF dated January 28 2005

HAMMONDS SEPT 03

SCHEDULE 5

[Company’s Bank Details]

Name:	Venture Finance PLC

Branch:	HSBC Bank plc
60 The Broadway
Haywards Heath
West Sussex RH16 3AR

Sort Code:	40-23-27

Account No:	61228676

HAMMONDS SEPT 03

IN WITNESS WHEREOF the parties hereto have executed this deed in the manner hereafter appearing and have delivered it on the date shown on page one

EXECUTED AND DELIVERED AS A DEED by	)

/s/ DAVID RICHARD KELSEY	)

as Attorney for VENTURE FINANCE PLC	)
in the presence of:-)

/S/ Paul Apps	)

Address of Witness

EXECUTED AND DELIVERED AS A DEED	)
)

BY Oilgear Towler Limited

)
acting by* /s/ A. Normington	)

(Director))		Signature of Director

and* /s/ W. D. WHITEHEAD	)

(**Director/Company Secretary))		Signature of Director/Company
Secretary

HAMMONDS SEPT 03